EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


nStor Technologies, Inc.
Lake Mary, Florida



We hereby consent to the incorporation by reference in Amendment No.1 to this Registration Statement on Form S-3 of nStor Technologies, Inc. of our report dated January 13, 1999 relating to the financial statements of Andataco, Inc. for the year ended October 31, 1998, which appears in nStor Technologies, Inc.'s Form 8-K filed June 23, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



San Diego, California
July 21, 1999